Exhibit 99.1

Contact at 214/432-2000 David B. Powers President & CEO D. Craig Kesler Executive Vice President & CFO Robert S. Stewart Executive Vice President

News For Immediate Release

Eagle Materials Inc. Announces a Definitive Agreement to Acquire Cemex’s Fairborn Cement Plant and Related Assets

DALLAS, TX (September 12, 2016) — Eagle Materials Inc. (NYSE: EXP) announced today that the Company has entered into a definitive agreement with a subsidiary of CEMEX S.A.B. de C.V. (“Cemex”), to purchase Cemex’s Fairborn, Ohio cement plant, as well as related assets, which include a distribution terminal in Columbus, Ohio and a cement bagging operation. The cement plant has the capacity to grind nearly one million tons of clinker annually.

The purchase price is $400 million, subject to customary post-closing adjustments. Eagle anticipates certain tax benefits arising from the transaction, the net present value of which is expected to be approximately $50 million. The transaction is expected to close in the fourth quarter of calendar 2016, or shortly thereafter, following the receipt of required regulatory approvals. Calendar 2016 revenue and EBITDA for the acquired assets is estimated to be $79 million and $33 million, respectively. The acquisition will increase Eagle’s US cement capacity by roughly 20% and is expected to be accretive to earnings immediately post-closing.

Dave Powers, Eagle Materials Inc. President and Chief Executive Officer, said the agreement represents a significant step in the company’s growth strategy. “Our strategy has been to grow the cement side of our business. The Fairborn plant extends our US cement system and connects but does not overlap with the market reach of our existing plants. This high-quality cement plant is a compelling fit with our strategic objectives and our criteria for new investment. These assets will allow us to participate more fully in the US construction industry and further positions the company in target US heartland growth markets.”

Financial Terms

Eagle intends to finance the acquisition through a combination of cash on hand and borrowings under its existing bank credit facility. Following the close and financing of the transaction, Eagle is expected to have a net debt to EBITDA ratio of no more than 2.0x.

Goldman, Sachs & Co. is acting as exclusive financial advisor to Eagle Materials Inc. on this transaction.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Cement, Gypsum Wallboard, Recycled Paperboard, Concrete and Aggregates, and Oil and Gas Proppants from 40 facilities across the US. Eagle is headquartered in Dallas, Texas.

Use of Non-GAAP Financial Measures

This press release contains a non-GAAP financial measure, EBITDA, of the estimated performance of the acquired assets. A significant portion of the period for which an EBITDA estimate is provided will occur in the future. In addition, the acquired assets are not operated by Cemex as an independent business for which it prepares separate financial statements and the estimate of EBITDA is not intended to reflect the results of operations of the acquired assets if they had been owned and operated by the Company. For these and other reasons, it is not feasible to provide reconciliation of EBITDA for the acquired assets to the most comparable U.S. GAAP measure. EBITDA generally reflects earnings, as adjusted to exclude, among other things, the impact of interest income and expense, depreciation and amortization expense, and income tax expense or benefit. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of core operating results and future prospects of the acquired assets without the effect of these other items, which would differ significantly in the case of Cemex as compared to the Company. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP.

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; availability of raw materials; changes in energy costs including, without limitation, natural gas, coal and oil; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; material nonpayment or non-performance by any of our key customers; fluctuations in activity in the oil and gas industry, including the level of fracturing activities and the demand for frac sand; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); possible outcomes of pending or future litigation or arbitration proceedings; changes in economic conditions specific to any one or more of the Company’s markets; competition; a cyber-attack or data security breach; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction; risks related to pursuit of acquisitions, joint ventures and other transactions; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016. These reports are filed with the Securities and Exchange Commission. With respect to our proposed acquisition of certain assets from Cemex as described in this press release, factors, risks and uncertainties that may cause actual events and developments to vary materially from those anticipated in such forward-looking statements include, but are not limited to, the need to obtain antitrust clearance of the transaction under the Hart-Scott-Rodino Antitrust Improvements Act and other factors that may create obstacles for or interfere with our ability to complete the acquisition within the expected timeframe or at all, failure to realize any expected synergies from or other benefits of the transaction, possible negative effects of announcement or consummation of the transaction, significant transaction or ownership transition costs, unknown liabilities or other adverse developments affecting the assets to be acquired and the target business, including the results of operations of the target business prior and after the closing, the effect on the target business of the same or similar factors discussed above to which our business is subject, including changes in market conditions in the construction industry and general economic and business conditions that may affect us following acquisition. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

Eagle Materials Inc.

David B. Powers

President and CEO

D. Craig Kesler

Executive Vice President and CFO

Robert S. Stewart

Executive Vice President, Strategy and Corporate Development